EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                        State or Country
Name                                                   of Incorporation

Century Casinos Management, Inc.                                        Delaware
Century Casinos Nevada, Inc.                                              Nevada
Century Management u. Beteiligungs GmbH                                  Austria
Century Casinos Cripple Creek, Inc.                                     Colorado
WMCK-Acquisition Corp.                                                  Delaware
WMCK-Venture Corp.                                                      Delaware
Century Casinos Africa (Proprietary) Limited                        South Africa
Century Casinos Caledon (Proprietary) Limited                       South Africa
Century Casinos West Rand (Proprietary) Limited                     South Africa
Rhino Resort Ltd.                                                   South Africa
Century Resorts Limited                                                Mauritius
Century Resorts International Limited (formed in February 2004)        Mauritius
Century Resorts Alberta, Inc.                                             Canada